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                              SECOND AMENDMENT TO LEASE


    THIS SECOND AMENDMENT TO LEASE ("Amendment") is made effective as of the 23rd day of April, 1996, between THE METCALF FAMILY LIVING TRUST DATED JUNE 11, 1993 (as "Landlord") and ONYX PHARMACEUTICALS, INC., a California corporation ("Tenant"), with reference to the following facts.

                                       RECITALS

    A. Landlord's predecessor and Tenant are parties to that certain "Lease" dated as of September 9, 1992 (the "Original Lease"), as amended by that certain "First Amendment to Lease", dated April 21, 1993 (the "First Amendment"). (The Original Lease and the First Amendment are referred to herein as, collectively, the "Existing Lease." From and after the date hereof, all references to "the Lease" shall mean the Existing Lease, as amended by this Amendment.)

    B. The total square footage leased to Tenant pursuant to the Existing Lease is approximately 41,094, located at 3023-3025 and 3031 Research Drive, Richmond, California, as shown in the exhibits to the Existing Lease (the "Existing Premises").

    C. Landlord has recently purchased the building in which the Existing Premises are located (formerly known as "Building A"). Said Building A (the "Building") is the only building owned by Landlord in the office development known as the Britannia Business Center.

    D. Tenant now desires to lease from Landlord and Landlord desires to lease to Tenant certain additional space adjacent to the Existing Premises, consisting of approximately 10,554 square feet of space, as shown on Exhibit A to this Amendment (the "Expansion Space"), on the terms and conditions set forth in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Landlord and Tenant agree as follows:

                                      AGREEMENT

    1. RECITALS. The above Recitals are true and correct and are incorporated herein by this reference.

    2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord the Expansion Space on the terms and conditions set forth in the Existing Lease, as amended by this Amendment. The last sentence of Section 1.1 of the Original Lease regarding calculation of size or area shall apply to the calculation of the size or area of the Expansion Space. From and after the date hereof, all references to the "Premises" shall be deemed to refer to the Existing Premises together with the Expansion Space.


                                          1.

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    3.   TERM.

         (a) The term of the Lease as to the Expansion Space shall commence on May 1, 1996 and continue through April 30, 2000.

         (b) In order to cause the initial term of the Existing Premises to expire at the same time as the initial term for the Expansion Space, the expiration date for the initial term for the Existing Premises established pursuant to Section 2.1 of the Original Lease and Section 3 of the First Amendment (thereby applying to the whole of the Existing Premises) is hereby changed to April 30, 2000.

    4. OPTION. Per the Existing Lease, Tenant has the two (2) options to extend the term of the Lease as to the whole of the Existing Premises, each for a period of five (5) years. By this amendment, said options are made applicable to the Additional Space as well. If exercised, the first five (5) year extension shall commence on May 1, 2000 and end on April 30, 2005. If exercised, the second five (5) year extension shall commence on May 1, 2005 and end on April 30, 2010. There shall be no partial exercise of the options for any of the Premises. That is, an option may only be exercised for the whole of the Premises. Tenant may not exercise its option as to the second five (5) year extension period unless Tenant has validly exercised its option and extended the term of the Lease for the first five (5) year extension period.

    5.   MINIMUM RENTAL.

         (a) The minimum monthly rental for the Existing Premises is unchanged by this Amendment.

         (b) The minimum monthly rental for the Expansion Space shall be as follows:

    TIME PERIOD         MINIMUM MONTHLY RENTAL

    5/1/96 - 4/30/97    $6,543.48 ($.62/ft)

    5/1/97 - 4/30/98    $6,754.56 ($.64/ft)

    5/1/98 - 4/30/99    $6,965.64 ($.66/ft)

    5/1/99 - 4/30/00    $7,176.72 ($.68/ft)

         (c) Notwithstanding the above, but conditioned upon the completion by Tenant of the Tenant Improvements (as hereinbelow described) the parties agree that Tenant shall be entitled to an abatement of the minimum monthly rental and Operating Expenses in the amount of Fifty-two Thousand Seven Hundred Seventy Dollars ($52,770). Said abatement shall commence on May 1, 1996, at a monthly rate equal to the minimum monthly rental plus Operating Expenses which would otherwise be paid by Tenant and continue until said total


                                          2.

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amount has been abated.  Tenant shall then resume payment in full of minimum monthly rent and Operating Expense as provided for under the Lease, as amended. This provision shall have no effect on any other payment due from Tenant under the Lease.

    6. OPERATING EXPENSES. With its occupancy of the Expansion Space, Tenant will occupy the entirety of 3023 through 3035 Research Drive (i.e., 100% of the Building). Therefore, as of the date hereof, Tenant's Operating Cost Share of Operating Expense payable by Tenant pursuant to Section 5.1 of the Original Lease shall be one hundred percent (100%).

    7. CONDITION OF EXPANSION SPACE. Tenant acknowledges that it has had an opportunity to inspect the Expansion Space and to evaluate the physical condition and the operating condition of the mechanical, plumbing, electrical and HVAC systems serving the Expansion Space as of the date of this Amendment, and that, except as otherwise provided in this Section 7, or in Section 9.6 or other applicable provisions of the Original Lease, Tenant will be leasing the Expansion Space in their "AS-IS" condition as of the date of this Amendment, without any representations or warranties by Landlord or its agents or employees regarding such physical condition or systems. Notwithstanding the foregoing, Landlord confirms that the warranties and representations given by Landlord in
Section 2.4 of the Original Lease are true with respect to the Expansion Space as of the date of this Amendment and shall be true as of May 1, 1996.

    8. TENANT IMPROVEMENTS. Promptly following execution of this Amendment, Tenant, at it sole cost and expense, shall prepare and present to Landlord for Landlord's review and approval (not to be unreasonably withheld or delayed), plans and specifications for Tenant's build-out of the Expansions Space, including but not limited to the construction of two (2) restrooms (the "Tenant Improvements"). Within the (10) days after delivery of such plans by Tenant, Landlord shall either reasonably approve or disapprove such plans by written notice to Tenant, and if Landlord shall reasonably disapprove such plans, Landlord shall specify with particularity the reasons therefor. Landlord and its architect and/or engineer shall reasonably cooperate with Tenants in Tenant's preparation of plans and specifications for Tenant's Improvements. Following approval of plans and specifications by Landlord, Tenant shall, at its sole cost and expense [subject to Section 5(c), above] promptly and diligently undertake and complete, subject to delays for causes beyond its reasonable control, the Tenant Improvements in accordance with the approved plans and specifications. Such work shall be performed in a neat and workmanlike manner, shall confirm to all applicable governmental codes, laws and regulations in force at the time such work is complete, shall be performed in a manner that does not disturb other tenants at the Property and that complies with Landlord's rules and regulations and shall comply with all other conditions of Section 7.1 of the Original Lease applicable to alterations or improvements by Tenant. Tenant shall be responsible for obtaining all required permits and governmental approvals for its work at its sole cost and expense.

    9. OTHER TERMS. During the term of the Lease, all provisions of the Existing Lease shall apply to the Expansion Space as if the Expansion Space were part of the Existing Premises. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Existing Lease. The information provided in the Basic Lease Information summary sheet


                                          3.

attached to the Original Lease is hereby modified as necessary to conform to the terms of this Amendment.

    10. CHANGE OF NOTICE ADDRESS. Tenant acknowledges that it has received notice of change of address for Landlord, pursuant to Section 17.1 of the Original Lease, as follows:

         David Metcalf
         3329 Stagecoach Drive
         Lafayette, CA 94549

    11. LEASE REMAINS IN EFFECT. Subject only to the provision of this Amendment, the Existing Lease has not been modified or amended an remains in full force and effect.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:

THE METCALF FAMILY LIVING TRUST DATED JUNE 11, 1993



By:  /s/ David Metcalf
   --------------------------------
    David Metcalf, Trustee


TENANT:

ONYX PHARMACEUTICALS, INC.,
a California corporation



By:  /s/ W.G. Gerber
   --------------------------------
     W. G. Gerber
Its:  Chief Operating Officer


                                          4.